Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-9
*CUSIP:  21988G841

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 1, 2006.

INTEREST ACCOUNT
----------------

Balance as of February 1, 2006.....                                        $0.00
         Scheduled Income received on securities.....              $4,217,428.25
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to the Holders.....                         -$4,217,427.84
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                     -$0.41
Balance as of August 1, 2006.....                                          $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of February 1, 2006.....                                        $0.00
         Scheduled principal payment received on securities.....           $0.00

LESS:
         Distribution to Holders.....                                     -$0.00
Balance as of August 1, 2006.....                                          $0.00


                  UNDERLYING SECURITIES HELD AS OF August 1, 2006

           Principal
            Amount       Title of Security
          -----------    -------------------------------------------------------
          $38,117,000    DaimlerChrysler Corporation, formerly known as Chrysler
                         Corporation, 7.45% Debentures due February 1, 2097
                         *CUSIP: 171196AS7

          $75,610,000    DaimlerChrysler Corporation, formerly known as Chrysler
                         Corporation, 7.40% Debentures due August 1, 2097
                         *CUSIP: 171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.